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                                                                    EXHIBIT 23.1


             CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-119812 of our report dated February 28, 2005 relating to the consolidated financial statements of Ainsworth Lumber Co. Ltd. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
March 24, 2005